PATENT TRANSFER AND SALE AGREEMENT

THIS AGREEMENT (hereinafter: the "Agreement") made this day of March 27, 2008 among Appelfeld Zer Fisher, Advocates and Patent Attorneys from address: B.S.R Tower 1, Floor 16, 2 Ben Gurion Rd., Ramat Gan, Israel (hereinafter: "AZF"). And "Dynamic Applications Corp", A Delaware Corporation, from address: 113 Barksdale Professional Center, Newark, Delaware, County of New Castle, Zip Code 19711 (hereinafter "the Company"). ("AZ.F" and the "Company hereinafter: the "Parties").

WITNESSETH:

WHEREAS, AZF desires to sell, assign, convey, and transfer the Patent title and interests therein to the Company, and the Company desires to buy and acquire the Patent and all intellectual property rights therein, all in accordance with the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the receipt of the payments specified hereunder, the Parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS AND INTERPRETATION

"The Patent": United States Patent number: 5,497,555, titled "Electromagnetic percussion device. A copy of the specifications and of the drawings of the Patent is attached here to as Annex 1.

2. CONVEYANCE OF RIGHTS (ASSIGNMENT)

2.1. Upon the completion of the execution of assignments from the original inventor to AZF, AZF agrees to transfer, convey and assign exclusively to the Company all of its rights, title, and interest in and to the Patent clear of any lien, charge, claim, license, preemptive right or any other encumbrance or third party right, in perpetuity (or for the longest period of time otherwise permitted by law).

2.2. AZF shall forward to the Company the assignment in the form attached as Annex 2 within one week following the signature of the Agreement.

2.3. Notwithstanding the above mentioned, it is agreed by the Parties that this Agreement shall come into force upon the completion of the execution of assignments from the original inventor to AZF and from AZF to the Company,

3. CONSIDERATION

3.1. In consideration for the transfer of rights in the Patent under this Agreement, the Company shall pay AZF the amount of $17,000 (Seventeen Thousand USD) (hereinafter: the "Consideration") payable by the Company to AZF upon the signature of the Agreement by way of bank transfer.
3.2. It is agreed by the Parties that in the unlikely event that the Agreement will not come into force, AZF will return the Consideration to the Company.

3.3. All costs and expenses relating to the transfer of rights under this Agreement including the cost of preparation of the Agreement shall be borne by the Company,

4. WARRANTIES OF TITLE

4.1. Company's Representations. The Company represents and warrants that the execution, delivery and performance of this Agreement does not and will not constitute a breach of any law, agreement or instrument to which the Company is a party or by which it is bound.

4.2. AZF's Representations. AZF represents and warrants that the Company shall receive pursuant to this Agreement complete and exclusive right, title, and interest in and to the Patent.

5. FURTHER ASSURANCES

5.1. AZF shall take all necessary actions as may be required under any relevant law or required by any official or authority, to continue, register, and otherwise give full effect to, the transfer of ownership of the Patent to the Company. AZF therefore agrees:
5.1.1. To execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Patent;
5.1.2. To provide testimony in connection with any proceeding affecting the right, title, or interest of the Company in the Patent; and
5.1.3. To disclose and/or deliver to the Company any portion or component of the Patent which may be omitted from the disclosure and delivery to the Company which is required under this Agreement, promptly upon the discovery of such omission.

6. ACKNOWLEDGMENT OF RIGHTS

In furtherance of this Agreement, AZF hereby acknowledges that, from and after the date of this Agreement, the Company has acceded to all of AZF's right, title, and standing to defend and compromise any and all such actions, suits, or proceedings, whether the cause thereof already exist or may arise after the date hereof, relating to such transferred and assigned rights, title, interest, and benefits, and perform all other such acts in relation thereto as the Company, in its sole discretion, deems advisable.

7. MISCELLANEOUS

7,1. The Parties hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clause herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

7.2. All covenants and Agreements hereunder shall inure to the benefit of and be enforceable by the successors or assigns of the Company.

7,3 This Agreement and all aspects of the relationship between the Parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of ISRAEL. It is hereby agreed between the Parties to this Agreement that all disputes arising from the terms and/or subject matter of this Agreement shall be submitted to the jurisdiction of the appropriate courts of Tel Aviv, Israel

7.4 All notices provided for in this Agreement shall be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the Parties at their respective addresses set forth below, or to such other address or addresses as either party may later specify by written notice to the other:

If to AZF:
Address: B.S.E. Tower 1, Floor 16, 2 Ben Gurion Rd.
Ramat Gan, Israel,
Attention: Ilanit Appelfeld, Partner

If to the Company:
Address: 113 Barksdale Professional Center
Newark, County of New Castle, Delaware 19711
Attention: Eyal Rozenberg, CEO

7.3. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope of any section of this Agreement.

7.4. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7.5. This Agreement merges and supersedes all prior and contemporaneous Agreements, assurances, representations, and communications between the Parties hereto.

(Signatures on Following Page)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement under seal effective as of the date shown above.

DYNAMIC APPLICATIONS CORP.
By (Signature): /s/ Eyal Rozenberg
Name: Eyal Rozenberg
Title: CEO
Date: 3/25/08

APPELFELD ZER FISHER
By (Signature): /s/: Ilanit Appelfeld
Name: Ilanit Appelfeld
Title: Partner, AZF

Annex 1